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            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We hereby consent to the incorporation by reference in this Registration Statement of Diversified Investors Strategic Variable Funds on Form N-3 of our reports dated February 22, 2005, relating to the financial statements and financial highlights of Diversified Investors Strategic Variable Funds, Diversified Investors Variable Funds and Diversified Investors Portfolios, which appear in the 2004 Annual Report of Diversified Investors Variable Funds and Diversified Investors Strategic Variable Funds. We also consent to the references to us under the captions "Financial Information" and "Independent Registered Public Accounting Firm" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP

    New York, New York
    April 27, 2005
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            Consent of Independent Registered Public Accounting Firm

We consent to the references to our firm under the captions "Independent Registered Public Accounting Firm" in both the Prospectus and Statement of Additional Information, and to the use of our report dated February 18, 2005, with respect to the statutory-basis financial statements and schedules of Transamerica Financial Life Insurance Company, included in Post-Effective Amendment No. 18 to the Registration Statement (Form N-3 No. 333-08543) and related Prospectus of Diversified Investors Strategic Variable Funds.


                                      /s/Ernst & Young LLP
Des Moines, Iowa
April 25, 2005